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              ARTICLES OF AMENDMENT AND RESTATEMENT

                 ALLIANCE HEALTH CARE FUND, INC.

         Alliance Health Care Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         I. The Corporation desires to amend and restate its Articles of Incorporation as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Articles of Incorporation currently in effect as herein amended. The current address of the principal office of the Corporation within the State of Maryland, the name and address of the Corporation's current resident agent, and the number of directors and the name of the director currently in office are as set forth herein.

         II. The Articles of Incorporation of the Corporation are amended and as so amended are restated in their entirety by striking out the title of the document and Articles FIRST through NINTH and inserting in lieu thereof the following:

         AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 ALLIANCE HEALTH CARE FUND, INC.

    FIRST:    (1) The name of the incorporator is Michael
    Hession.

              (2) The incorporator's post office address is one
    Battery Park Plaza, New York, New York 10004.

              (3) The incorporator is over eighteen years of age.

              (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.--

    SECOND:   The name of the corporation (hereinafter called the
    Corporation) is Alliance Health Care Fund, Inc.

    THIRD: (1) The purposes for which the Corporation is formed are to conduct, operate and carry on the business of an investment company.

              (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation
    Law.



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    FOURTH:   The post office address of the principal office of
    the Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, a Maryland Corporation.

    FIFTH:    (1) Upon the effective date of these Amended and
    Restated Articles of Incorporation, the Corporation is authorized to issue twelve billion (12,000,000,000) shares, all of which shall be Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of twelve million dollars ($12,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article SEVENTH hereof, three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock, three billion (3,000,000,000) of such shares are designated as Class C Common Stock and three billion (3,000,000,000) of such shares are designated as Advisor Class Common Stock. The preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the classes of Common Stock are set forth in these Amended and Restated Articles of Incorporation.

              (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class.

              (3) Except as otherwise provided herein, all consideration received by the Corporation for the issuance or sale of shares of a class of stock of the Corporation, together with all funds derived from any investment and reinvestment thereof, shall irrevocably belong to that class for all purposes, subject-only to any automatic conversion of one class of stock into another, as hereinafter provided for, and to the rights of creditors, and shall be so recorded upon the books of account of the Corporation, and are herein referred to as "assets belonging to" such class.



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              (4) The assets belonging to a class shall be
    charged with the liabilities of the Corporation in respect of such class and with such class, share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class bears to the net asset value of all classes or as otherwise determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

              (5) The assets attributable to the Class A Common Stock, the assets attributable to the Class B Common Stock, the assets attributable to the Class C Common Stock and the assets attributable to the Advisor Class Common Stock shall be invested in the same investment portfolio of the Corporation, and notwithstanding the foregoing provisions of paragraphs (3) and (4) of this Article FIFTH, the allocation of investment income and realized and unrealized capital gains and losses and expenses and liabilities of the Corporation among the classes of stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

              (6) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.




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              (7) Except as provided below, on each matter
    submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of Common Stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of Common Stock of which they are holders.

              (8) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.



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              (9) (a) Each holder of stock may require the
    Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge, deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock.

              (b) The proceeds of the redemption of a share (including a fractional share) of any class of capital stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

              (c) The term "Minimum Amount" when used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount-may not in any event exceed five million dollars ($5,000,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

              (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection
    (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

              (iii) The notice referred to in paragraph (ii) of this subsection (c) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge, deferred sales charge, redemption fee or other amount payable on such redemptions pursuant to the


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    terms of issuance of such shares or imposed by the Board of
    Directors (to the extent consistent with applicable law) or provided for in the charter of the Corporation.

                   (d) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

              (10) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of--the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations' thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

              (11) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that class. If the amount so determined for any day is


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    negative, the Corporation shall be entitled, without the
    payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

              (12) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

              (13) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

    SIXTH:    The initial number of directors of the Corporation
    shall be one. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation. The name of the person who shall act as director of the Corporation until the first annual meeting or until his
    successor is chosen and qualified    is Edmund P. Bergan, Jr.

    SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

              (1) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

              (a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation;

              (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall ,have any right to inspect any account, book or document of the Corporation


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    except as conferred by statute or as authorized by the Board of Directors of the Corporation;

              (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any class or classes of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable.

              (d) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

              (e) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

              (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.



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              (4)  Any determination made in good faith by or
    pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

    EIGHTH:   (1) To the full extent that limitations on the
    liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability.applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

              (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By- Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.


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              (3)  No provision of this Article shall be
    effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

              (4)  References to the Maryland and General
    Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

    NINTH:    The Corporation reserves the right to amend, alter,
    change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

              III. The amendment and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth have been duly approved by Edmund P. Bergan, Jr., the sole member of the Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

              IV. Immediately prior to these Articles of Amendment and Restatement becoming effective, the Corporation had authority to issue nine billion (9,000,000,000) shares of Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of nine million dollars ($9,000,000), of which three billion (3,000,000,000)
    shares were designated as Class A Common Stock, three billion (3,000,000,000) shares were designated as Class B Common Stock and three billion (3,000,000,000) shares were designated as Class C Common Stock. Upon these Articles of Amendment and Restatement becoming effective, the Corporation is authorized to issue twelve billion (12,000,000,000) shares of Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of twelve million dollars ($12,000,000), of which three billion (3,000,000,000) shares are designated as Class A Common Stock, three billion (3,000,000,000) shares are designated as Class B Common Stock, three billion (3,000,000,000) shares are designated as Class C Common Stock and three billion (3,000,000,000) shares are designated as Advisor Class Common


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    Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the classes of Common Stock are set forth in these Articles of Amendment and Restatement.

              The undersigned President of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles of Amendment and Restatement with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

              IN WITNESS WHEREOF, Alliance Health Care Fund, Inc.
    has caused these Articles of Amendment and Restatement to be signed and filed in its name and on its behalf by its President and witnessed by its Secretary on June 25, 1999.

                                  ALLIANCE HEALTH CARE FUND, INC.



                                               /s/ John D. Carifa
                                By:______________________________
                                                   John D. Carifa
                                President

    WITNESS:


    /s/ Edmund P. Bergan
    ______________________________
        Edmund P. Bergan
        Secretary

















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